AMENDMENT TO EMPLOYMENT AGREEMENT WEITING FENG

This Amendment to the Employment Agreement for WEITING FENG dated 26 October 2020. ("Amendment") is dated April 27, 2021 to be effective as of the 22nd April 2021 between Golden Matrix Group Inc. (GMGI) of Suite D, 3651 Lindell Road, Las Vegas, NV, 89103 USA and Weiting Feng (Employee).

RECITALS:

A. The Parties entered into a "Employment Agreement" dated 26 October 2020 (the "**Employment Agreement**").

B. Terms of the Employment Agreement, Weiting Feng, was appointed as Chief Financial Officer.

C. Effective on April 22, 2021, the Board of Directors of the "Company_appointed Mr. Omar Jimenez as the Chief Financial Officer and Chief Compliance Officer of the Company effective as of the same date.

D. The Board of Directors also appointed Mr. Jimenez as the Principal Accounting/Financial Officer, effective following the filing of the Company's Annual Report on Form 10-K for the year ended January 31, 2021 (the "Annual Report Filing Date").

E. In connection with such appointment, Mr. Anthony Brian Goodman, the President Chief Executive Officer and member of the Board of Directors of the Company, will cease serving as the Principal Accounting/Financial Officer of the Company on the Annual Report Filing Date, provided that Mr. Goodman continues to serve as the Chief Executive Officer, President and Principal Executive Officer of the Company.

F. Additionally, in connection with such appointment, Weiting 'Cathy' Feng, who served as Chief Financial Officer and director of the Company prior to Mr. Jimenez's appointment, ceased serving as Chief Financial Officer, and will serve as Chief Operating Officer and director of the Company moving forward. Ms. Feng's biographical information is included in the Company's Transition Report on Form 10-KT, filed with the Securities and Exchange Commission on October 28, 2020.

G. AN 8K to this effect was filed with the SEC on April 22 2021.

H. This **Amendment to the Employment Agreement**, is to change Weiting Feng's appointment from Chief Financial Officer to Chief Operating Officer.

I. The Parties have discussed this matter and agreed and have agreed to enter into this amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein it is agreed to adopt changes as per above:

Golden Matrix Group Inc.

By: ______________________
CEO Anthony Goodman

Weiting Feng

By: ______________________
Weiting Feng